As filed with the Securities and Exchange Commission on April 7, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PECO II, INC.

(Exact name of registrant as specified in its charter)

Ohio	34–1605456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1376 State Route 598

Galion, Ohio 44833

(Address of registrant’s principal executive offices including zip code)

PECO II, INC. Amended 2000 Performance Plan

(Full Title of the Plan)

Sandra A. Frankhouse, Chief Financial Officer, Treasurer and Secretary

PECO II, Inc.

1376 State Route 598

Galion, Ohio 44833

(419) 468-7600

(Name, address and telephone number of agent for service)

Copies of Correspondence to:

Jeremy D. Siegfried, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*
Common Shares without par value	2,500,000	$2.02	$5,050,000	$540.35

*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on April 5, 2005.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of PECO II, Inc. Common Stock without par value as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the PECO II, Inc. Amended 2000 Performance Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Pursuant to General Instruction E of Form S-8 with respect to the registration of additional securities, the Registrant incorporates by reference into this Registration Statement the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-48690), except for Item 3. Incorporation of Documents by Reference and Item 8. Exhibits, previously filed with the Securities and Exchange Commission by the Registrant on October 26, 2000.

Item 3. Incorporation of Documents by Reference

The Registrant incorporates by reference into this Registration Statement the following documents that have been previously filed with the Securities and Exchange Commission:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 24, 2006.

2.	The Registrant’s Current Reports on Form 8-K dated October 13, 2005 (filed October 19, 2005 and amended on January 20, 2006) and dated March 28, 2006 (filed April 3, 2006).

3.	The description of the Registrant’s common shares without par value, which is contained in the Registrant’s Form 8-A (Registration No. 000-31283) filed with the Securities and Exchange Commission on August 8, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number		Exhibit Description

4(a)		PECO II, Inc. Amendment No. 1 to the 2000 Performance Plan (Reference is made to Appendix A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2004 and incorporated herein by reference).

4(b)		PECO II, Inc. 2000 Performance Plan (Reference is made to Amendment No 1 to Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on July 3, 2000, and the amendments thereto, and incorporated herein by reference).

4(c)		Amended and Restated Articles of Incorporation (Reference is made to Exhibit 3.1(i) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

4(d)		Amended and Restated Code of Regulations (Reference is made to Exhibit 3.1(ii) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)	*	Consent of Battelle & Battelle LLP.

23(c)	*	Consent of KPMG LLP.

23(d)	*	Consent of Grant Thornton LLP.

24	*	Power of Attorney.

*	Filed with this Registration Statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Galion, State of Ohio, on April 7, 2006.

PECO II, Inc.

By:	/s/ John G. Heindel
John G. Heindel,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

	Signature	Title	Date
	* James L. Green James L. Green	Chairman of the Board and Director	April 7, 2006

	/s/ John G. Heindel John G. Heindel	President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2006

	/s/ Sandra A. Frankhouse Sandra A. Frankhouse	Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	April 7, 2006

		Director	April 7, 2006
Albert Chang

	* George J. Dallas	Director	April 7, 2006
George J. Dallas

	* E. Richard Hottenroth	Director	April 7, 2006
E. Richard Hottenroth

	* Trygve A. Ivesdal	Director	April 7, 2006
Trygve A. Ivesdal

	* Mark R. McBride	Director	April 7, 2006
Mark R. McBride

	* Matthew P. Smith	Director	April 7, 2006
Matthew P. Smith

	* R. Louis Schneeberger	Director	April 7, 2006
R. Louis Schneeberger

	* Thomas R. Thomsen	Director	April 7, 2006
Thomas R. Thomsen

*By	/s/ Sandra A. Frankhouse
Sandra A. Frankhouse, Chief
Financial Officer, Secretary,
and Treasurer

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PECO II, INC.

EXHIBITS

EXHIBIT INDEX

Exhibit Number		Exhibit Description

4(a)		PECO II, Inc. Amendment No. 1 to the 2000 Performance Plan (Reference is made to Appendix A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on March 31, 2004 and incorporated herein by reference).

4(b)		PECO II, Inc. 2000 Performance Plan (Reference is made to Amendment No 1 to Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on July 3, 2000, and the amendments thereto, and incorporated herein by reference).

4(c)		Amended and Restated Articles of Incorporation (Reference is made to Exhibit 3.1(i) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

4(d)		Amended and Restated Code of Regulations (Reference is made to Exhibit 3.1(ii) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)	*	Consent of Battelle & Battelle LLP.

23(c)	*	Consent of KPMG LLP.

23(d)	*	Consent of Grant Thornton LLP.

24	*	Power of Attorney.

*	Filed with this Registration Statement